Exhibit 8.1

                , 2013

Independent Bank Group, Inc.

1600 Redbud Blvd., Suite 400

McKinney, TX 75069

Ladies and Gentlemen:

We have acted as counsel to Independent Bank Group, Inc., a Texas corporation (“Parent”), in connection with the preparation and filing of Registration Statement No.             on Form S-4, as amended (the “Registration Statement”), filed by Parent with the Securities and Exchange Commission (the “Commission”) on the date hereof, pursuant to the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the merger of IBGLO Acquisition Corporation, a Texas corporation and wholly-owned subsidiary of Parent (“Merger Sub”), with and into Live Oak Financial Corp., a Texas corporation (the “Company”), with the Company surviving (the “Initial Merger”), the merger of the Company with and into Parent with Parent surviving (the “Subsequent Merger” and together with the Initial Merger, collectively the “Independent Merger”), and the merger of Live Oak State Bank, a Texas banking association and a wholly-owned subsidiary of the Company (“Live Oak Bank”), with and into Independent Bank, McKinney, Texas, a Texas banking association and a wholly-owned subsidiary of IBG (“Independent Bank”), with Independent Bank surviving, pursuant to the Agreement and Plan of Reorganization dated August 22, 2013 (the “Merger Agreement”), by and between Parent and the Company.

In arriving at the opinion expressed below, we have examined the Registration Statement, including the proxy statement/prospectus included therein and the documents incorporated by reference therein, and we have made such investigations of law as we have deemed appropriate as a basis for the opinion expressed below. As to any facts material to the opinion expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and Parent.

Subject to the limitations and qualifications stated in the Registration Statement and set forth herein, we hereby confirm the opinion of Andrews Kurth LLP that is attributed to us in the discussion of the United States federal income tax consequences appearing under the heading “Proposal to Approve the Reorganization Agreement—Material U.S. Federal Income Tax Consequences of the Independent Merger” in the proxy statement/prospectus forming part of the Registration Statement (the “Discussion”).

Our opinion is based upon and conditioned upon the initial and continuing accuracy of the statements, representations and assumptions set forth in the Merger Agreement and the Registration Statement and the oral or written statements and representations of officers and other representatives of the Company and Parent. Further, we have assumed that the Independent Merger will be consummated as of the date hereof in the manner contemplated by, and in accordance with, the terms set forth in the Merger Agreement and described in the

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Independent Bank Group, Inc.

                , 2013

Registration Statement, without the waiver of any material condition, and that the Independent Merger will be effective under applicable state law. This opinion letter is limited to the matters set forth herein, and no opinions are intended to be implied or may be inferred beyond those expressly stated herein. Our opinion is rendered as of the date hereof and we assume no obligation to update or supplement this opinion or any matter related to this opinion to reflect any change of fact, circumstances, or law after such time as the Registration Statement is declared effective. In addition, our opinion is based on the assumption that the matter will be properly presented to the applicable court. Furthermore, our opinion is not binding on the Internal Revenue Service or a court. In addition, we must note that our opinion represents merely our best legal judgment on the matters presented and that others may disagree with our conclusion. There can be no assurance that the Internal Revenue Service will not take a contrary position or that a court would agree with our opinion if litigated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the proxy statement/prospectus forming a part of the Registration Statement. In giving this consent, however, we do not hereby admit that we are within the category of persons whose consent is required under section 7 of the Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,